Farmer Mac Reports First Quarter 2025 Results
- Outstanding Business Volume of $29.8 Billion -

WASHINGTON, D.C., May 9, 2025 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's secondary market provider that increases the accessibility of financing to provide vital liquidity for American agriculture and rural infrastructure, today announced its results for the fiscal quarter ended March 31, 2025.

"I'm pleased to report that we delivered another outstanding quarter, surpassing previous records in revenue, net effective spread, and core earnings," said Brad Nordholm, President and Chief Executive Officer. "Our first quarter results reflect the strength of our long-term growth strategy and provide a solid foundation to navigate market volatility and evolving credit conditions. Our resilient business model—anchored by diversified revenue streams, a strong capital position, reliable access to markets, and disciplined asset-liability management—not only sets us apart but also enables us to stay focused on our mission while enhancing long-term shareholder returns."

First Quarter 2025
•Provided $1.8 billion in liquidity and lending capacity to lenders serving rural America
•Net interest income grew 5% year-over-year to $90.9 million
•Net effective spread1 increased 8% from the prior-year period to a record $90.0 million
•Net income attributable to common stockholders was $44.0 million
•Record core earnings1 of $46.0 million, or $4.19 per diluted common share, reflecting 6% growth year-over-year
•Maintained strong capital position with total core capital of $1.5 billion, exceeding the statutory requirement by 65% and a Tier 1 Capital Ratio of 13.9% as of March 31, 2025
•As of March 31, 2025, Farmer Mac had 289 days of liquidity

$ in thousands, except per share amounts	Quarter Ended
	March 31, 2025	December 31, 2024	March 31, 2024	Sequential % Change	YoY % Change
Net Change in Business Volume	$232,313	$1,054,727	$376,206	N/A	N/A
Net Interest Income (GAAP)	$90,939	$93,368	$86,368	(3)%	5%
Net Effective Spread (Non-GAAP)	$89,990	$87,528	$83,044	3%	8%
Diluted EPS (GAAP)	$4.01	$4.63	$4.28	(13)%	(6)%
Core EPS (Non-GAAP)	$4.19	$3.97	$3.96	6%	6%

1 Non-GAAP Measure

Earnings Conference Call Information

The conference call to discuss Farmer Mac's first quarter 2025 financial results will be held beginning at 8:30 a.m. eastern time on Friday, May 9, 2025, and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (800) 836-8184
Telephone (International): (646) 357-8785
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for one week following the conclusion of the call.

More complete information about Farmer Mac's performance for first quarter 2025 is in Farmer Mac's
Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed today with the SEC.

Use of Non-GAAP Measures

In the accompanying analysis of its financial information, Farmer Mac uses "non-GAAP measures," which are measures of financial performance that are not presented in accordance with GAAP. Specifically, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core Earnings and Core Earnings Per Share

The main difference between core earnings and core earnings per share (non-GAAP measures) and net income attributable to common stockholders and earnings per common share (GAAP measures) is that those non-GAAP measures exclude the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected. Another difference is that these two non-GAAP measures exclude specified infrequent or unusual transactions that we believe are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business. For example, in third quarter 2024, we excluded the loss on the retirement of the Series C Preferred Stock from core earnings and core earnings per share, which is consistent with Farmer Mac's historical treatment of any losses on the retirement of preferred stock.

Net Effective Spread

Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of those assets. As further explained below, net effective spread differs from net interest income and net interest yield by excluding certain items from net interest income and net interest yield and including certain other items that net interest income and net interest yield do not contain.

Farmer Mac excludes from net effective spread the interest income and interest expense associated with the consolidated trusts and the average balance of the loans underlying these trusts to reflect management's view that the net interest income Farmer Mac earns on the related Farmer Mac Guaranteed Securities owned by third parties is effectively a guarantee fee. Accordingly, the excluded interest income and interest expense associated with consolidated trusts is reclassified to guarantee and commitment fees in determining Farmer Mac's core earnings. Farmer Mac also excludes from net effective spread the fair value changes of financial derivatives and the corresponding assets or liabilities designated in fair value hedge accounting relationships because they are not expected to have an economic effect on Farmer Mac's financial performance, as we expect to hold the financial derivatives and corresponding hedged items to maturity.

Net effective spread also differs from net interest income and net interest yield because it includes the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"). Farmer Mac uses interest rate swaps to manage its interest rate risk exposure by synthetically modifying the interest rate reset or maturity characteristics of certain assets and liabilities. The accrual of the contractual amounts due on interest rate swaps designated in hedge accounting relationships is included as an adjustment to the yield or cost of the hedged item and is included in net interest income. For undesignated financial derivatives, Farmer Mac records the income or expense related to the accrual of the contractual amounts due in "(Losses)/gains on financial derivatives" on the consolidated statements of operations. However, the accrual of the contractual amounts due for undesignated financial derivatives are included in Farmer Mac's calculation of net effective spread.

Net effective spread also differs from net interest income and net interest yield because it includes the net effects of terminations or net settlements on financial derivatives, which consist of: (1) the net effects of cash settlements on agency forward contracts on the debt of other GSEs and U.S. Treasury security futures that we use as short-term economic hedges on the issuance of debt; and (2) the net effects of initial cash payments that Farmer Mac receives upon the inception of certain swaps. The inclusion of these items in net effective spread is intended to reflect our view of the complete net spread between an asset and all of its related funding, including any associated derivatives, whether or not they are designated in a hedge accounting relationship.

More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2024, filed February 21, 2025 with the SEC. For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions, estimates, and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;
•legislative, regulatory, or political developments that could affect Farmer Mac, its sources of business, or agricultural or infrastructure industries;
•fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;
•the level of lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;
•the general rate of growth in agricultural mortgage and infrastructure indebtedness;
•the effect of economic conditions stemming from disruptive global events or otherwise on agricultural mortgage or infrastructure lending, borrower repayment capacity, or collateral values, including inflation, fluctuations in interest rates, changes in U.S. trade policies (including tariffs and trade restrictions), fluctuations in export demand for U.S. agricultural products and foreign currency exchange rates, supply chain disruptions, increases in input costs, labor availability, and volatility in commodity prices;
•the degree to which Farmer Mac is exposed to interest rate risk resulting from fluctuations in Farmer Mac's borrowing costs relative to market indexes;
•developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;
•the effects of the Federal Reserve’s efforts to achieve monetary policy normalization to respond to inflation and employment levels; and
•other factors that could hinder agricultural mortgage lending or borrower repayment capacity, including the effects of severe weather, flooding and drought, or fluctuations in agricultural real estate values.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law. The information in this release is not necessarily indicative of future results.

About Farmer Mac

Farmer Mac is driven by its mission to increase the accessibility of financing to provide vital liquidity for American agriculture and rural infrastructure. Our secondary market provides liquidity to our nation’s agricultural and infrastructure businesses, supporting a vibrant and strong rural America. We offer a wide range of solutions to help meet financial institutions’ growth, liquidity, risk management, and capital relief needs across diverse markets, including agriculture, agribusiness, broadband infrastructure, power and utilities, and renewable energy. We are uniquely positioned to facilitate competitive access to financing that fuels growth, innovation, and prosperity in America’s rural and agricultural communities. Additional information about Farmer Mac (including the Annual Report on Form 10-K referenced above) is available on our website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Lisa Meyer, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	March 31, 2025	December 31, 2024
	(in thousands)
Assets:
Cash and cash equivalents (includes restricted cash of $16,346 and $16,190, respectively)	$1,048,135	$1,024,007
Investment securities:
Available-for-sale, at fair value (amortized cost of $6,329,188 and $6,105,116, respectively)	6,230,080	5,953,014
Held-to-maturity, at amortized cost	9,125	9,270
Other investments	13,281	11,017
Total Investment Securities	6,252,486	5,973,301
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value (amortized cost of $5,859,630 and $5,835,658, respectively)	5,623,384	5,514,546
Held-to-maturity, at amortized cost	2,451,407	2,717,688
Total Farmer Mac Guaranteed Securities	8,074,791	8,232,234
USDA Securities:
Trading, at fair value	651	818
Held-to-maturity, at amortized cost	2,376,690	2,370,534
Total USDA Securities	2,377,341	2,371,352
Loans:
Loans held for sale, at lower of cost or fair value	6,045	6,170
Loans held for investment, at amortized cost	11,636,815	11,183,408
Loans held for investment in consolidated trusts, at amortized cost	2,005,680	2,038,283
Allowance for losses	(25,056)	(23,223)
Total loans, net of allowance	13,623,484	13,204,638
Financial derivatives, at fair value	27,867	27,789
Accrued interest receivable (includes $16,524 and $28,563, respectively, related to consolidated trusts)	262,809	310,592
Guarantee and commitment fees receivable	49,888	50,499
Deferred tax asset, net	—	1,544
Prepaid expenses and other assets	87,138	128,786
Total Assets	$31,803,939	$31,324,742

Liabilities and Equity:
Liabilities:
Notes payable	$27,975,196	$27,371,174
Debt securities of consolidated trusts held by third parties	1,894,920	1,929,628
Financial derivatives, at fair value	63,389	77,326
Accrued interest payable (includes $9,281 and $12,387, respectively, related to consolidated trusts)	221,954	195,113
Guarantee and commitment obligation	47,679	48,326
Accounts payable and accrued expenses	71,232	212,527
Deferred tax liability, net	2,402	—
Reserve for losses	1,521	1,622
Total Liabilities	30,278,293	29,835,716
Commitments and Contingencies
Equity:
Preferred stock:
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	96,659
Series E, par value $25 per share, 3,180,000 shares authorized, issued and outstanding	77,003	77,003
Series F, par value $25 per share, 4,800,000 shares authorized, issued and outstanding	116,160	116,160
Series G, par value $25 per share, 5,000,000 shares authorized, issued and outstanding	121,327	121,327
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,401,649 shares and 9,360,083 shares outstanding, respectively	9,402	9,360
Additional paid-in capital	134,500	135,894
Accumulated other comprehensive loss, net of tax	(1,808)	(12,147)
Retained earnings	970,872	943,239
Total Equity	1,525,646	1,489,026
Total Liabilities and Equity	$31,803,939	$31,324,742

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended
	March 31, 2025	March 31, 2024
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$83,308	$84,924
Farmer Mac Guaranteed Securities and USDA Securities	126,342	166,813
Loans	171,764	144,580
Total interest income	381,414	396,317
Total interest expense	290,475	309,949
Net interest income	90,939	86,368
(Provision for)/release of losses	(1,684)	1,801
Net interest income after (provision for)/release of losses	89,255	88,169
Non-interest income/(expense):
Guarantee and commitment fees	4,479	3,917
(Losses)/gains on financial derivatives	(2,636)	2,079
Release of reserve for losses	101	69
Other income	1,436	1,249
Non-interest income	3,380	7,314
Operating expenses:
Compensation and employee benefits	17,752	18,257
General and administrative	10,758	8,255
Regulatory fees	1,000	725
Operating expenses	29,510	27,237
Income before income taxes	63,125	68,246
Income tax expense	13,474	14,500
Net income	49,651	53,746
Preferred stock dividends	(5,666)	(6,791)
Net income attributable to common stockholders	$43,985	$46,955

Earnings per common share:
Basic earnings per common share	$4.04	$4.33
Diluted earnings per common share	$4.01	$4.28

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$43,985	$50,848	$46,955
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(2,573)	3,084	1,683
Gains on hedging activities due to fair value changes	1,099	5,737	3,002
Unrealized gains/(losses) on trading assets	9	(83)	(14)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	28	(39)	31
Net effects of terminations or net settlements on financial derivatives	(1,070)	534	(192)
Income tax effect related to reconciling items	526	(1,939)	(947)
Sub-total	(1,981)	7,294	3,563
Core earnings	$45,966	$43,554	$43,392

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$89,990	$87,528	$83,044
Guarantee and commitment fees(2)	5,488	5,086	4,982
Other(3)	1,315	(491)	1,077
Total revenues	96,793	92,123	89,103

Credit related expense/(income) (GAAP):
Provision for/(release of) losses	1,583	3,872	(1,870)
Loss on sale of REO	68	—	—
Total credit related expense/(income)	1,651	3,872	(1,870)

Operating expenses (GAAP):
Compensation and employee benefits	17,752	15,641	18,257
General and administrative	10,758	12,452	8,255
Regulatory fees	1,000	1,000	725
Total operating expenses	29,510	29,093	27,237

Net earnings	65,632	59,158	63,736
Income tax expense(4)	14,000	9,938	13,553
Preferred stock dividends (GAAP)	5,666	5,666	6,791
Core earnings	$45,966	$43,554	$43,392

Core earnings per share:
Basic	$4.22	$4.00	$4.00
Diluted	$4.19	$3.97	$3.96
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.
(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.

(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(in thousands, except per share amounts)
GAAP - Basic EPS	$4.04	$4.67	$4.33
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(0.23)	0.28	0.16
Gains on hedging activities due to fair value changes	0.10	0.53	0.28
Unrealized (losses)/gains on trading securities	—	(0.01)	—
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	—
Net effects of terminations or net settlements on financial derivatives	(0.10)	0.05	(0.02)
Income tax effect related to reconciling items	0.05	(0.18)	(0.09)
Sub-total	(0.18)	0.67	0.33
Core Earnings - Basic EPS	$4.22	$4.00	$4.00

Shares used in per share calculation (GAAP and Core Earnings)	10,896	10,889	10,847

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$4.01	$4.63	$4.28
Less reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	(0.23)	0.28	0.15
Gains on hedging activities due to fair value changes	0.10	0.52	0.28
Unrealized (losses)/gains on trading securities	—	(0.01)	—
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	—
Net effects of terminations or net settlements on financial derivatives	(0.10)	0.05	(0.02)
Income tax effect related to reconciling items	0.05	(0.18)	(0.09)
Sub-total	(0.18)	0.66	0.32
Core Earnings - Diluted EPS	$4.19	$3.97	$3.96

Shares used in per share calculation (GAAP and Core Earnings)	10,983	10,982	10,969

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended
	March 31, 2025		December 31, 2024		March 31, 2024
	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$90,939	1.15%	$93,368	1.21%	$86,368	1.15%
Net effects of consolidated trusts	(1,010)	0.02%	(989)	0.02%	(1,052)	0.02%
Expense related to undesignated financial derivatives	318	—%	2	—%	(34)	—%
Amortization of premiums/discounts on assets consolidated at fair value	(25)	—%	42	—%	(27)	—%
Amortization of losses due to terminations or net settlements on financial derivatives	867	0.01%	842	0.01%	791	0.01%
Fair value changes on fair value hedge relationships	(1,099)	(0.01)%	(5,737)	(0.08)%	(3,002)	(0.04)%
Net effective spread	$89,990	1.17%	$87,528	1.16%	$83,044	1.14%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended March 31, 2025:

Core Earnings by Business Segment
For the Three Months Ended March 31, 2025
	Agricultural Finance		Infrastructure Finance			Treasury
	Farm & Ranch	Corporate AgFinance	Power & Utilities	Broadband Infrastructure	Renewable Energy	Funding	Investments	Total
	(in thousands)
Interest income	$149,681	$25,122	$64,995	$10,833	$20,315	$32,978	$77,490	$381,414
Interest expense(1)	(114,789)	(16,482)	(59,638)	(7,267)	(15,203)	(1,460)	(75,636)	(290,475)
Less: reconciling adjustments(2)(3)	(1,007)	—	(28)	—	—	86	—	(949)
Net effective spread	33,885	8,640	5,329	3,566	5,112	31,604	1,854	89,990
Guarantee and commitment fees(3)	4,551	197	221	336	183	—	—	5,488
Other income/(expense)	1,222	—	—	—	—	—	22	1,244
Release of/(provision for) losses	193	(828)	(77)	229	(1,100)	—	—	(1,583)
Operating expenses(1)	(6,595)	(2,133)	(1,123)	(1,052)	(1,708)	(2,800)	(823)	(16,234)
Income tax (expense)/benefit	(6,982)	(1,235)	(913)	(647)	(522)	(6,049)	(221)	(16,569)
Segment core earnings	$26,274	$4,641	$3,437	$2,432	$1,965	$22,755	$832	$62,336

Reconciliation to net income:
Net effects of derivatives and trading securities								$(2,535)
Unallocated (expenses)/income								(13,245)
Income tax effect related to reconciling items								3,095
Net income								$49,651

Total Assets:
Total on- and off-balance sheet segment assets at principal balance	$18,094,515	$1,889,363	$7,187,966	$974,835	$1,608,664	$—	$—	$29,755,343
Off-balance sheet assets under management								(5,071,733)
Unallocated assets								7,120,329
Total assets on the consolidated balance sheets								$31,803,939
(1)The significant expense categories and amounts align with the segment-level information that is regularly provided to the Chief Operating Decision Maker ("CODM") .
(2)Includes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts; the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "(Losses)/gains on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment; and excludes the fair value changes of financial derivatives and the corresponding assets or liabilities designated in fair value hedge accounting relationships.
(3)Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's lines of business as of the dates indicated:

Outstanding Business Volume
	On or Off Balance Sheet	As of March 31, 2025	As of December 31, 2024
		(in thousands)
Agricultural Finance:
Farm & Ranch:
Loans	On-balance sheet	$5,501,067	$5,414,732
Loans held in consolidated trusts:
Beneficial interests owned by third-party investors (single-class)(1)	On-balance sheet	884,234	885,295
Beneficial interests owned by third-party investors (structured)(1)	On-balance sheet	1,121,446	1,152,988
IO-FMGS(2)	On-balance sheet	8,537	8,710
USDA Securities	On-balance sheet	2,408,857	2,402,423
AgVantage Securities(1)	On-balance sheet	4,215,000	4,720,000
LTSPCs and unfunded loan commitments	Off-balance sheet	3,030,360	3,070,554
Other Farmer Mac Guaranteed Securities(3)	Off-balance sheet	414,291	426,310
Loans serviced for others	Off-balance sheet	510,723	525,956
Total Farm & Ranch		$18,094,515	$18,606,968
Corporate AgFinance:
Loans	On-balance sheet	$1,371,202	$1,381,674
AgVantage Securities(1)	On-balance sheet	267,728	280,297
Unfunded loan commitments	Off-balance sheet	250,433	225,734
Total Corporate AgFinance		$1,889,363	$1,887,705
Total Agricultural Finance		$19,983,878	$20,494,673
Infrastructure Finance:
Power & Utilities:
Loans	On-balance sheet	$3,020,475	$2,886,576
AgVantage Securities(1)	On-balance sheet	3,796,549	3,521,143
LTSPCs and unfunded loan commitments	Off-balance sheet	370,942	401,647
Total Power & Utilities		$7,187,966	$6,809,366
Broadband Infrastructure:
Loans	On-balance sheet	$657,836	$622,207
Unfunded loan commitments	Off-balance sheet	316,999	180,259
Total Broadband Infrastructure		$974,835	$802,466
Renewable Energy:
Loans	On-balance sheet	$1,430,679	$1,265,700
Unfunded loan commitments	Off-balance sheet	177,985	150,825
Total Renewable Energy		$1,608,664	$1,416,525
Total Infrastructure Finance		$9,771,465	$9,028,357
Total		$29,755,343	$29,523,030
(1)A type of Farmer Mac Guaranteed Security.
(2)An interest-only Farmer Mac Guaranteed Security retained as part of a structured securitization.
(3)Other categories of Farmer Mac Guaranteed Securities that were sold by Farmer Mac to third parties

The following table presents the quarterly net effective spread (a non-GAAP measure) by segment:

	Net Effective Spread
	Agricultural Finance		Infrastructure Finance			Treasury
	Farm & Ranch	Corporate AgFinance	Power & Utilities	Broadband Infrastructure	Renewable Energy	Funding	Investments	Net Effective Spread
	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield
	(dollars in thousands)
For the quarter ended:
March 31, 2025	$33,885	$8,640	$5,329	$3,566	$5,112	$31,604	$1,854	$89,990
	1.01%	2.09%	0.32%	2.27%	1.55%	0.41%	0.10%	1.17%
December 31, 2024	32,556	7,891	5,059	3,414	4,859	31,242	2,507	87,528
	0.96%	1.95%	0.32%	2.34%	1.76%	0.42%	0.15%	1.16%
September 30, 2024	35,755	6,397	4,785	2,794	3,810	30,912	943	85,396
	1.05%	1.56%	0.30%	2.21%	1.78%	0.42%	0.05%	1.16%
June 30, 2024	34,156	7,866	5,253	2,393	2,999	30,268	661	83,596
	0.98%	1.91%	0.32%	2.16%	1.86%	0.41%	0.04%	1.14%
March 31, 2024	32,843	7,971	4,890	2,342	2,049	32,474	475	83,044
	0.95%	2.05%	0.30%	2.08%	1.75%	0.45%	0.03%	1.14%
December 31, 2023	33,329	8,382	4,916	2,426	1,540	33,361	597	84,551
	0.98%	2.06%	0.31%	2.06%	1.69%	0.47%	0.04%	1.19%
September 30, 2023	32,718	8,250	3,979	2,383	1,150	34,412	532	83,424
	0.97%	2.05%	0.26%	2.15%	1.46%	0.49%	0.04%	1.20%
June 30, 2023	34,388	7,444	3,681	2,127	1,100	32,498	594	81,832
	1.03%	1.92%	0.25%	2.25%	1.47%	0.48%	0.04%	1.20%
March 31, 2023	32,465	7,148	3,599	1,908	858	31,738	(543)	77,173
	0.97%	1.94%	0.24%	2.53%	1.53%	0.47%	(0.04)%	1.15%

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	March 2025	December 2024	September 2024	June 2024	March 2024	December 2023	September 2023	June 2023	March 2023
		(in thousands)
Revenues:
Net effective spread	$89,990	$87,528	$85,396	$83,596	$83,044	$84,551	$83,424	$81,832	$77,173
Guarantee and commitment fees	5,488	5,086	4,997	5,256	4,982	4,865	4,828	4,581	4,654
Gain on sale of investment securities	—	—	—	1,052	—	—	—	—	—
Loss on sale of mortgage loan	—	—	—	(1,147)	—	—	—	—	—
Other	1,315	(491)	1,133	481	1,077	767	1,056	409	1,067
Total revenues	96,793	92,123	91,526	89,238	89,103	90,183	89,308	86,822	82,894

Credit related expense/(income):
Provision for/(release of) losses	1,583	3,872	3,258	6,230	(1,870)	(575)	(181)	1,142	750
REO operating expenses	—	—	196	—	—	—	—	—	—
Losses on sale of REO	68	—	—	—	—	—	—	—	—
Total credit related expense/(income)	1,651	3,872	3,454	6,230	(1,870)	(575)	(181)	1,142	750

Operating expenses:
Compensation and employee benefits	17,752	15,641	15,237	14,840	18,257	15,523	14,103	13,937	15,351
General and administrative	10,758	12,452	8,625	8,904	8,255	8,916	9,100	9,420	7,527
Regulatory fees	1,000	1,000	725	725	725	725	831	831	835
Total operating expenses	29,510	29,093	24,587	24,469	27,237	25,164	24,034	24,188	23,713

Net earnings	65,632	59,158	63,485	58,539	63,736	65,594	65,455	61,492	58,431
Income tax expense	14,000	9,938	12,681	11,970	13,553	13,881	13,475	12,539	12,756
Preferred stock dividends	5,666	5,666	5,897	6,792	6,791	6,791	6,792	6,791	6,791
Core earnings	$45,966	$43,554	$44,907	$39,777	$43,392	$44,922	$45,188	$42,162	$38,884

Reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	$(2,573)	$3,084	$(1,064)	$(359)	$1,683	$(836)	$2,921	$2,141	$916
Gains/(losses) on hedging activities due to fair value changes	1,099	5,737	205	2,604	3,002	(3,598)	3,210	(4,901)	(105)
Unrealized gains/(losses) on trading assets	9	(83)	99	(87)	(14)	(37)	1,714	(57)	359
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	28	(39)	27	26	31	88	29	29	29
Net effects of terminations or net settlements on financial derivatives	(1,070)	534	(503)	(1,505)	(192)	(800)	(79)	583	523
Issuance costs on the retirement of preferred stock	—	—	(1,619)	—	—	—	—	—	—
Income tax effect related to reconciling items	526	(1,939)	260	(143)	(947)	1,089	(1,638)	464	(362)
Net income attributable to common stockholders	$43,985	$50,848	$42,312	$40,313	$46,955	$40,828	$51,345	$40,421	$40,244